Exhibit 99.1

Tatonka Oil and Gas Company, Inc.
1515 Arapahoe, Tower 1, 10th Floor
Denver, CO 80202 USA
 *Investor*Value*First

June 4, 2007

Mr. Sothi Thillairajah
317 W. 99th Street
New York, NY 10025

Re: Termination of Employment

Dear Mr. Thillairajah:

Pursuant to Section 13(b) of the Employment Agreement, dated as of October 5, 2006, by and between you and Tatonka Oil and Gas, Inc. (the “Company”), please be advised that the Company has elected to terminate your employment with the Company, effective 90 days hereafter. If you should have any questions or concerns, please contact me directly.

Sincerely,

By:	/s/ DIRCK TROMP
Dirck Tromp
Chief Executive Officer

Copy: Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006

303.476.4100 office 303.476.4101 fax www.tatonkaong.com